SAFEWAY INC.
2007 EQUITY AND INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE
Safeway Inc., a Delaware corporation, (the “Company”), pursuant to its 2007 Equity and Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of Common Stock set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:	[__________________________]
Grant Date:	[__________________________]
Exercise Price per Share:	$[_____]
Total Exercise Price:	$[_____________]
Total Number of Shares Subject to the Option:	[_____________] shares
Expiration Date:	[__________________________]
Vesting Schedule:	[To be specified in individual agreements]
Type of Option:     ☐ Incentive Stock Option ☐ Non-Qualified Stock Option

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Stock Option Agreement.

SAFEWAY INC.:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Safeway Inc., a Delaware corporation (the “Company”), has granted to Participant an option to purchase the number of shares of the Company’s common stock, par value $0.01 per share (“Stock”), specified in the Grant Notice, upon the terms and conditions set forth in the Safeway Inc. 2007 Equity and Incentive Award Plan (the “Plan”), the Grant Notice and this Agreement.

ARTICLE I

GENERAL

1.1    Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or, if not defined therein, the Plan.

“Cause” shall have the meaning ascribed to such term in any written employment agreement between or among the Company and/or any of its subsidiaries and Participant and, if no such written employment agreement shall be in force or effect, shall mean (a) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company public disgrace or disrepute, or adversely affects the Company’s operations, financial performance, or relationship with its customers; (b) misappropriation of funds or other property of the Company or its affiliates; (c) refusal to perform the lawful and reasonable directives of Participant’s supervisor, the Company’s Chief Executive Officer or the Board; (d) failure by Participant to perform the duties of his or her employment with the Company or any of its subsidiaries which continues for a period of fourteen (14) days (other than by reason of illness or injury); or (e) material breach of any agreement with or duty owed to the Company or any of its affiliates. However, none of the foregoing events or conditions will constitute Cause unless the Company provides Participant with written notice of the event or condition and thirty (30) days to cure such event or condition (if curable) and the event or condition is not cured within such 30-day period.

“Demotion” shall mean the demotion of Participant to a position within the Company or a Subsidiary which is not then eligible for grants of stock options or to a position that is eligible for stock option grants at a lower level than the level for which Participant was eligible on the Grant Date. Notwithstanding the foregoing, the Chief Executive Officer of the Company may make adjustments, in his discretion, to the foregoing definition in the event of the transfer, illness or disability of Participant, the occurrence of a force majeure event (including without limitation acts of God, strikes or labor disturbances) affecting Participant’s position or other similar circumstances.

“Good Reason” shall have the meaning ascribed to such term in any written employment agreement between or among the Company and/or any of its subsidiaries and Participant and, if no such written employment agreement shall be in force or effect, shall mean the occurrence of any of the following, without Participant’s prior consent: (a) a material, adverse change in Participant’s responsibilities, authority or duties (including as a result of the assignment of duties materially inconsistent with Participant’s position); (b) a material reduction in Participant’s base salary; (c) a material transfer of Participant’s principal place of employment to a location more than fifty (50) miles away from Participant’s principal place of employment immediately prior to the Change in Control; or (d) the Company’s material breach of this Agreement. However, none of the foregoing events or conditions will constitute Good Reason unless: (x) Participant provides the Company with written objection to the event or condition within ninety (90) days following the occurrence thereof; (y) the Company does not reverse or otherwise cure the event or condition within thirty (30) days of receiving that written objection; and (z) Participant resigns his or her employment within thirty (30) days following the expiration of that cure period.

“Retirement” shall mean a Participant’s Termination of Employment or Termination of Directorship, as applicable, other than as a result of any circumstance specifically contemplated by Section 3.4(a), (b)(ii) or (c) or termination by the Company for Cause, at a time when the Participant has (i) attained at least 58 years of age, and (ii) completed at least seven consecutive years of service with the Company.

1.2    Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference.

ARTICLE II

GRANT OF OPTION

2.1    Grant of Option. In consideration of Participant’s agreement to remain in the service or employ of the Company or a Subsidiary and for other good and valuable consideration, effective as of the “Grant Date” set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant an option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement. Unless designated as an Incentive Stock Option in the Grant Notice, the Option shall be a Non-Qualified Stock Option.

2.2    Exercise Price. The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the exercise price per share of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and Participant owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or “parent corporation” of the Company (as defined in Section 424(e) of the Code), the exercise price per share of Stock subject to the Option shall not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

2.3    Consideration to the Company; No Employment Rights. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

ARTICLE III

PERIOD OF EXERCISABILITY

3.1    Commencement of Exercisability.

(a)    Subject to Sections 3.2, 3.3 and 3.4 the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)    No portion of the Option which has not become vested and exercisable at the date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become vested and exercisable, except as set forth in Section 3.4 below or as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Participant.

(c)    No portion of the Option which has not become vested and exercisable at the date of Participant’s Demotion shall thereafter become vested and exercisable. Notwithstanding the foregoing, in the event of Participant’s Demotion to a position that is eligible for stock option grants at a lower level than the level for which Participant was eligible on the Grant Date (the “New Position”), the immediately preceding sentence shall apply only to that part (if any) of the portion of the Option which has not become vested and exercisable which exceeds the minimum number of stock options to which the New Position is eligible (the Option minus such portion, the “Remaining Portion”).

3.2    Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.

3.3    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)	The expiration of ten years following the Grant Date;

(b)    If this Option is designated as an Incentive Stock Option and Participant owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or any “parent corporation” of the Company (as defined in Section 424(e) of the Code), the expiration of five years from the Grant Date;

(c)    The expiration of three months following the date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, unless such termination occurs by reason of Participant’s Retirement, Participant’s death, Participant’s “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or Participant’s engagement in willful misconduct that injures the Company or any of its Subsidiaries;

(d)    The expiration of 12 months following the date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, by reason of Participant’s death;

(e)    With respect to Options that are vested and exercisable as of the date of Participant’s Retirement or Participant’s “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), the expiration of 12 months following the date of such termination, and with respect to each installment that vests and becomes exercisable following such date of termination in accordance with Section 3.4(c) and (d), the expiration of 12 months following each such vesting date with respect to each such installment; or

(f)    The date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy by the Company or any Parent or Subsidiary by reason of Participant’s engagement in willful misconduct that injures the Company or any of its Subsidiaries; or

Participant acknowledges that an Incentive Stock Option exercised more than three months after Participant’s Termination of Employment, other than by reason of death or Participant’s “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), will be taxed as a Non-Qualified Stock Option.

3.4    Acceleration/Continuation of Exercisability. After giving effect to Section 3.1(c) and notwithstanding any contrary provision of this Agreement:

(a)     In the event of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, by reason of Participant’s death, the Option shall become fully vested and exercisable with respect to all shares of Stock covered thereby upon the date of such termination.

(b)    Pursuant to Section 11.3 of the Plan, if a Change in Control occurs and Participant has remained in the service of the Company continuously until at least immediately prior to the Change in Control, the Option shall vest and become exercisable as follows:

(i)    If the Administrator reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Option will not be honored or assumed, or new rights that substantially preserve the terms of the Option substituted therefor, by Participant’s employer (or the parent of such employer) immediately following the Change in Control, the Option shall become fully vested and exercisable with respect to all shares of Stock covered thereby immediately prior to the Change in Control.

(ii)    If the Administrator determines that the Options have been assumed and, prior to vesting of the Option, Participant experiences a Termination of Services, other than for Cause, or Participant experiences a Termination of Services with Good Reason, within the one year period immediately following the Change in Control, the Option shall become fully vested and exercisable with respect to all shares of Stock covered thereby immediately upon such Termination of Services.

(c)     In the event of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, by reason of the Participant’s “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), the Option shall continue to become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice following the date of such termination; provided, that in the event of Participant’s subsequent death or the circumstances specifically contemplated by Sections 3.4(b)(i) and 3.4(b)(ii), the Option shall become fully vested and exercisable with respect to all shares of Stock covered thereby immediately prior to or upon such event.

(d)    In the event of Participant’s Termination of Employment or Termination of Directorship, as applicable, by reason of the Participant’s Retirement at least 12 months following the Grant

Date, the Option shall continue to become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice following the date of such termination; provided, that in the event of Participant’s subsequent death or the circumstances specifically contemplated by Sections 3.4(b)(i) and 3.4(b)(ii), the Option shall become fully vested and exercisable with respect to all shares of Stock covered thereby immediately prior to or upon such date.

(e)    For the avoidance of doubt, in the event Participant experiences a Demotion, references to the “Option” in this Section 3.4 shall refer to the Remaining Option, if any.

3.5    Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.

ARTICLE IV

EXERCISE OF OPTION

4.1    Person Eligible to Exercise. Except as provided in Sections 5.2(b) and 5.2(c), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than 100 shares (or, if less, the maximum number of shares for which the Option is vested and exercisable at such time) and shall be for whole shares only.

4.3    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a)    An Exercise Notice in writing signed by Participant or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. Such notice shall be substantially in the form attached as Exhibit B to the Grant Notice (or such other form as is prescribed by the Administrator);

(b)    The receipt by the Company of full payment for the shares with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4;

(c)    Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(d)    In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

4.4    Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:

(a)    cash;

(b)    check;

(c)    to the extent permitted under applicable laws, delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)    with the consent of the Administrator, through the delivery of shares of Stock which have been owned by Participant for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof; or

(e)    any combination of the foregoing.

4.5    Conditions to Issuance of Shares. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a)    The admission of such shares to listing on all stock exchanges on which such Stock is then listed;

(b)    The completion of any registration or other qualification of such shares under any federal, state or foreign law or under rulings or regulations promulgated by the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its discretion, deem necessary or advisable;

(c)    The obtaining of any approval or other clearance from any federal, state or foreign governmental agency which the Administrator shall, in its discretion, determine to be necessary or advisable;

(d)    The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4;

(e)    Unless a Registration Statement under the Securities Act is in effect with respect to the shares of Stock to be issued, the receipt of a written representation of Participant that the shares of Stock are being acquired by Participant for investment and with no present intention of selling or transferring them and that Participant will not sell or otherwise transfer the shares except in compliance with all applicable securities laws; and

(f)    The lapse of such reasonable period of time following the exercise of the Option and the satisfaction of all other conditions to issuance as the Administrator may from time to time establish for reasons of administrative convenience.

4.6    Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in Section 11.3 of the Plan.

ARTICLE V

OTHER PROVISIONS

5.1    Administration. The Administrator shall have the power to (a) interpret the Plan and this Agreement, (b) adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules and (c) amend this Agreement, subject to Section 5.9. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be binding, conclusive and final upon Participant, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option. In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan except with respect to matters which under Rule 16b‑3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the discretion of the Administrator.

5.2    Option Not Transferable.

(a)    Subject to Section 5.2(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or Participant’s successors in interest or shall be subject to sale or other disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such sale or other disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted sale or other disposition thereof shall be null and void and of no effect, except to the extent that such sale or other disposition is permitted by the preceding sentence.

(b)    Notwithstanding any other provision in this Agreement, with the consent of the Administrator and to the extent the Option is not intended to qualify as an Incentive Stock Option, the Option may be transferred to one or more Permitted Transferees, subject to the terms and conditions set forth in Section 11.1(b) of the Plan.

(c)    Unless transferred to a Permitted Transferee in accordance with Section 5.2(b), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Administrator may require, a Permitted Transferee may exercise the Option or any portion thereof during Participant’s lifetime. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

5.3    Restrictive Legends and Stop-Transfer Orders.

(a)    The share certificate or certificates evidencing the shares of Stock purchased hereunder shall be endorsed with any legends that may be required by any applicable federal, state or foreign securities laws.

(b)    Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)    The Company shall not be required: (i) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

5.4    Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement.

5.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address for the Company appearing on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address appearing for the Participant on the Grant Notice or at the last known address for Participant contained in the Company’s records. By a notice given pursuant to this Section 5.5, either party may thereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise Participant’s Option pursuant to Section 4.1 by written notice under this Section 5.5. Any notice shall be deemed duly given when sent via email or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.6    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.7    Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

5.8    Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all applicable federal, state and foreign securities laws (including the Securities Act and the Exchange Act) and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission or any other governmental regulatory body. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.9    Amendments. This Agreement may not be modified, amended or terminated, except by an instrument in writing, signed by a duly authorized representative of the Company and, to the extent any such modification, amendment or termination may adversely affect the rights of Participant or such other person as may be permitted to exercise the Option pursuant to Section 4.1, by Participant or such other person, except as otherwise provided under the terms of the Plan.

5.10    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.2, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns.

5.11    Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date or (b) within one year after the transfer of such shares to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

5.12    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.13    Entire Agreement. The Plan, the Grant Notice (including all Exhibits thereto) and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

EXHIBIT B

TO STOCK OPTION GRANT NOTICE

FORM OF EXERCISE NOTICE

(See Stock Administration for Form)

EXHIBIT C

TO STOCK OPTION GRANT NOTICE

SAFEWAY INC. 2007 EQUITY AND INCENTIVE AWARD PLAN

EXHIBIT D

TO STOCK OPTION GRANT NOTICE

SAFEWAY INC. 2007 EQUITY AND INCENTIVE AWARD PLAN PROSPECTUS